As filed with the Securities and Exchange Commission on August 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0105665
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4640 Trueman Boulevard

Hilliard, Ohio 43026

(614) 658-0050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

Scott A. Cottrill

Executive Vice President & Chief Financial Officer

4640 Trueman Boulevard

Hilliard, Ohio 43026

(614) 658-0050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron A. Seamon, Esq.

Squire Patton Boggs (US) LLP

41 South High Street, Suite 2000

Columbus, Ohio 43215

(614) 365-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,500,000(2)	$122.15(3)	$183,225,000.00(3)	$19,989.85(3)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Advanced Drainage Systems, Inc. (“ADS” or the “Company” or the “Registrant”), which may be offered and issued under the plan by reason of any stock dividends, stock splits, recapitalizations or other similar transactions effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Consists of 1,500,000 shares of common stock reserved for issuance under the ADS 2017 Omnibus Incentive Plan (the “2017 Plan”). The 2017 Plan initially provided by its terms for the issuance of up to 3,500,000 shares of common stock. The Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 (File No. 333-219664) related to 3,500,000 shares of common stock issuable under the 2017 Plan. On July 22, 2021, the Company’s stockholders approved an amendment to the 2017 Plan increasing the number of shares of common stock authorized for future issuance under the 2017 Plan by 1,500,000 shares.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices per share of the Common Stock as reported on the New York Stock Exchange on August 2, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,500,000 shares of common stock, $0.01 par value per share (the “Common Stock”) of Advanced Drainage Systems, Inc. (“ADS” or the “Company” or the “Registrant”) to be issued pursuant to the Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (the “Plan”), which Common Stock is in addition to the 3,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 (File No. 333-219664) (the “Prior Registration Statement”). In accordance with Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein and made a part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Advanced Drainage Systems, Inc. pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended the (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the Commission on May 27, 2021 (File No. 001-36557);

(2)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, as filed with the Commission on August 5, 2021 (File No. 001-36557);

(3)

The Company’s Current Reports on Form 8-K, as filed with the Commission on May  20, 2021, May  25, 2021, July  22, 2021 and July 28, 2021 (to the extent information reported therein is not identified as having been furnished); and

(4)

The description of the Company’s Common Stock set forth in the Company’s registration statement on Form 8-A, filed on July 22, 2014 (File No. 001-36557), pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

For a list of exhibits, see the Index of Exhibits in this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2021

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ D. Scott Barbour
Name:	D. Scott Barbour
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Scott A. Cottrill
Name:	Scott A. Cottrill
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Tim A. Makowski
Name:	Tim A. Makowski
Title:	Vice President, Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in their indicated capacities, on August 5, 2021.

Signature	Title

/s/ D. Scott Barbour D. Scott Barbour	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott A. Cottrill Scott A. Cottrill	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ Tim A. Makowski Tim A. Makowski	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Anesa T. Chaibi	Director

* Michael B. Coleman	Director

* Robert M. Eversole	Director

* Alexander R. Fischer	Director

* Tanya Fratto	Director

* M.A. (Mark) Haney	Director

* Ross M. Jones	Director

* C. Robert Kidder	Director

* Carl A. Nelson, Jr.	Director

* Manuel J. Perez de la Mesa	Director

* Anil Seetharam	Director

**

The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above-indicated directors of the registrant pursuant to powers of attorney executed by such directors.

By:	/s/ Scott A. Cottrill
Scott A. Cottrill, Attorney-in-fact

INDEX OF EXHIBITS

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Advanced Drainage Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36557) filed with the Commission on July 30, 2014).#

4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36557) filed with the Commission on July 24, 2020).#

4.3	Second Amended and Restated Bylaws of Advanced Drainage Systems, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36557) filed with the Commission on July 30, 2014).#

4.4	First Amendment to Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36557) filed with the Commission on July 24, 2020).#

4.5	Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36557) filed with the Commission on June 6, 2017).#

4.6	First Amendment to Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36557) filed with the Commission on June 9, 2021).#

5.1	Opinion of Squire Patton Boggs (US) LLP.†

23.1	Consent of Deloitte & Touche LLP.†

23.2	Consent of Squire Patton Boggs (US) LLP (included as part of Exhibit 5.1).†

24.1	Power of Attorney.†

†	Filed herewith.
#	Previously filed.